Exhibit 99.1
                                                                    ------------



                               OPHTHALMIC IMAGING
                                    SYSTEMS



OPHTHALMIC IMAGING SYSTEMS                                          CONTACTS:
                                                                  Gil Allon, CEO
221 Lathrop Way, Suite I                                      Ariel Shenhar, CFO
Sacramento, CA 95815                                              (916) 646-2020
                                                     INVESTOR RELATIONS
                                                     Todd Fromer / Garth Russell
                                                                  KCSA Worldwide
                                                     212-896-1215 / 212-896-1250

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                      OPHTHALMIC IMAGING SYSTEMS ANNOUNCES
                          RECORD THIRD QUARTER RESULTS
                                      - - -
     Company Reports 58% increase in Net Income and 24% increase in Revenues
                                      - - -
                       16th Consecutive Profitable Quarter


SACRAMENTO,  Calif., November 2, 2005 - Ophthalmic Imaging Systems (OIS) (OTCBB:
OISI) today reported record financial results for the third quarter ended September 30, 2005.

The Company reported net revenues of $3,246,000 for the third quarter of 2005 compared with net revenues of $2,615,000 for the third quarter of 2004, an increase of 24%. Net income for the third quarter of 2005 climbed 58% to $516,000, or $0.03 earnings per basic and diluted share, compared with net income of $327,000, or $0.02 earnings per basic and diluted share, for the third quarter of 2004.

For the first nine months of 2005, the Company reported net revenues of $9,036,000 compared with net revenues of $7,415,000 for the first nine months of 2004, an increase of 22%. Net income for the first nine months of 2005 climbed 55% to $1,256,000, or $0.08 earnings per basic and diluted share, compared with net income of $811,000, or $0.06 per basic share and $0.05 per diluted share, for the first nine months of 2004.

"OIS continues to successfully execute its growth strategy. Our ability to significantly increase sales of our digital imaging systems and informatics products, led to substantial growth of 58% in net income in the third quarter of 2005 as compared to Q3 2004" stated Gil Allon, Chief Executive Officer of the Company. "We are pleased by the performance of our Ophthalmology Office(TM) product line and anticipate the revenues generated by this activity to steadily increase going forward as our sales and marketing initiatives continue to increase market awareness to the economical and operational benefits resulting from the use of these products."

Mr. Allon concluded, "We continue to focus on technical innovations with advanced new products such as our OIS WinStation 11K(TM) System, WinStation
XP(TM) Version 10.3 Software, WinStation Manager(TM) and Ophthalmology Office(TM) Retinal Templates, which were released at this year's annual American Academy of Ophthalmology (AAO) conference that took place last month in Chicago. We were very encouraged during the AAO meeting by the very positive response of the ophthalmic community to the new products and we believe these products will help us to further strengthen our leading position in the ophthalmology market." About Ophthalmic Imaging Systems Ophthalmic Imaging Systems, a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. The Company, together with MediVision, co-market and support their products through an extensive network of dealers, distributors, and direct representatives.

                           Ophthalmic Imaging Systems
           Selected Financial Data Condensed Statements of Operations

                                                             THREE MONTHS ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                                                 2005               2004               2005                 2004
                                                                 ----               ----               ----                 ----
                                                              (unaudited)       (unaudited)         (unaudited)         (unaudited)

Net revenues                                                 $ 3,246,216       $  2,614,798        $  9,035,820        $  7,414,907

Cost of sales                                                  1,249,701          1,053,576           3,625,713           2,925,522
                                                             -----------       ------------        ------------        ------------
Gross profit                                                   1,996,515          1,561,222           5,410,107           4,489,385


     Sales and marketing                                         781,521            641,828           2,195,917           1,997,834
     General and administrative                                  360,291            290,912             998,922             796,716
     Research and development                                    327,501            242,847             835,313             720,033
                                                             -----------       ------------        ------------        ------------
         Total operating expenses                              1,469,313          1,175,587           4,030,152           3,514,583
                                                             -----------       ------------        ------------        ------------
Income from operations                                           527,202            385,635           1,379,955             974,802

Interest and other expense, net                                    6,378            (58,922)            (97,240)           (163,590)
                                                             -----------       ------------        ------------        ------------
Net income before income taxes                                   533,580            326,713           1,282,715             811,212

Income taxes                                                      17,200                                 26,224
                                                             -----------       ------------        ------------        ------------
Net income                                                   $   516,380       $    326,713        $  1,256,491        $    811,212
                                                             ===========       ============        ============        ============

Shares used in the calculation of basic
     net income per share                                     15,263,798         14,975,014          15,125,515          14,683,620


Basic net income per share                                   $      0.03       $       0.02        $       0.08        $       0.06
                                                             ===========       ============        ============        ============

Shares used in the calculation of
Diluted net income per shar                                   16,427,843         15,981,937          16,295,525          15,716,087
Diluted net income per share                                 $      0.03       $       0.02        $       0.08        $       0.05
                                                             -----------       ------------        ------------        ------------

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.

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